UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14C

                INFORMATION REQUIRED IN AN INFORMATION STATEMENT


                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:
[ X ]    Preliminary Information Statement
[   ]    Confidential, For Use of the Commission Only  (as  permitted  by  Rule
         14c-5(d)(2)) [ ] Definitive Information Statement

                        El Capitan Precious Metals, Inc.
                       ----------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

(1) Title of each class of securities to which transaction applies:

         Common Stock, $.001 par value

(2) Aggregate number of securities to which transaction applies:

         Common Stock, $.001 par value - Authorized Shares increased from 50,000,000 to 100,000,000 shares, $.001 par value, and add a class of Preferred Stock with 50,000,000 Preferred shares authorized, $.001 par value.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction: None

(5)      Total fee paid: None

[ ]      Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration No.: (3) Filing
Party:
(4) Date Filed:

Statement that Proxies are not solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                      Information Required by Schedule 14C


Amendment of charter, bylaws or other documents

The following Amendment to the Articles of Incorporation will be made and approved by Consent of the Board of Directors and by Consent of Shareholders owning a majority of the outstanding common stock shares, as of the record date of March 29, 2004, by means of written consent on May ___, 2004:

         RESOLVED, the Corporation shall amend its Articles of Incorporation to increase its authorized Common Stock shares to from Fifty Million (50,000,000) to One Hundred Million (100,000,000) and add Fifty Million shares of Preferred Stock, $.001 par value, to its authorized capital.

The Company's Articles of Incorporation are being amended to provide additional Common Stock shares as required for the Corporation's 200% stock dividend which was also approved by the Corporation's Board of Directors on March 29, 2004 (the "Stock Dividend"). The Corporation presently has 17,369,760 shares outstanding and will have 52,109,280 shares outstanding after the issuance of the Stock Dividend.

The effect of the amendment is to increase the Company's authorized but unissued Common Stock shares. The Company will have 52,109,280 issued and outstanding with an additional 47,890,720 authorized and unissued after the above-described amendment is filed with the Nevada Secretary of State and 50,000,000 authorized shares of Preferred Stock with none issued.


                 Voting securities and principal holders thereof

The following table sets forth information as of March 31, 2004 concerning shares of Common Stock with $.001 par value, the Company's only voting securities. This table includes all beneficial owners who own more than 5% of the outstanding voting securities, each of the Company's directors by each person who is known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company, and by the Company's executive officers and directors as a group.

Title of       Name And Address              Amount and Nature       Percent of
Class          of Beneficial Owner          of Beneficial Owner         Class
------------   -------------------          -------------------      ----------

Common Stock   Gold and Minerals Co., Inc.   11,275,000 shares (1)        64.8%
               P.O. Box 5148
               Phoenix, AZ 85261

Common Stock   Charles C. Mottley               352,380 shares             2.0%
               7315 E. Peakview Ave.
               Englewood, CO 80111

Common Stock   Thomas B. Olson                  130,000 shares             0.9%
               7315 E. Peakview Ave.
               Englewood, CO 80111

Common Stock   Wayne W. Mills                   975,000 shares             5.6%
               5020 Blake Road S.
               Edina, MN 55436

Common Stock   All Directors and Executive   11,757,380 shares            67.7%
               Officers as a Group (two
               people)
----------
(1) Mr. Mottley, who is the President and sole Director of the Corporation, is an officer and Director of Gold and Minerals Co., Inc.

          Delivery of Documents to Security Holders Sharing an Address

A separate document will be delivered to each shareholder regardless of address.



                                   Filing Party

                                   El Capitan Precious Metals, Inc.


                                   Date Filed: April ___, 2004